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Exhibit 3.50.1

SOUTHERN RESOURCES, INC.

By-Laws
Restated December 5, 1977
As Amended February 15, 2001

ARTICLE 1
OFFICES

        The principal office or place of business shall be located in Oak Hill, County of Fayette, West Virginia. The corporation may have other offices, either within or without the State of West Virginia, at such place or places as the board of directors may from time to time designate or the business of the corporation may require.

ARTICLE 2
STOCKHOLDERS

2.1   Annual Meetings.

        Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at the principal office of the corporation on the last Friday in February at 8:00 a.m., or at such other place, either within or without the State of West Virginia, date and time as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting.

2.2   Special Meetings.

        Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of West Virginia, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders for any purpose or purposes unless otherwise prescribed by statute may be called by the board of directors, the president and secretary, or by the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

2.3   Notice of Meetings.

        Written notice, stating the place, date and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting either personally or by mail by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.4   Action Without Meeting.

        Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of all outstanding stock who would have been entitled to vote upon the action if such meeting were held.

2.5   Quorum.

        Except as otherwise required by law, by the Certificate of Incorporation, or by these By-Laws, the holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If, however, such a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.6   Voting.

        If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the Certificate of Incorporation.

        Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

2.7   Action by Written Consent Without a Meeting.

        Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE 3
DIRECTORS

3.1   Number and Term.

        The number of directors shall be not less than two and not more than five as set from time to time by resolution of the stockholders or of the board of directors. Directors need not be residents of the State of West Virginia nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of the shareholders.

3.2   Resignations.

        Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective.

3.3   Vacancies.

        Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

        Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of all of the directors then in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders.

        The board of directors shall fill vacancies occurring in the board by reason of the removal of directors without cause or for cause.

        Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy, or a newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

3.4   Removal.

        At a meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him.

3.5   Powers.

        The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

3.6   Compensation.

        The board of directors, by the affirmative vote of all of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

3.7   Meetings.

        Meetings of the board of directors, regular or special, may be held either within or without the State of West Virginia. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

3.8   Regular Meetings.

        Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

3.9   Special Meetings.

        Special meetings of the board of directors may be called by or at the request of the president or any two directors. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. Any director may waive notice of any meeting.

3.10 Waiver of Notice of Meeting.

        The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. With the exception of meetings for the purpose of amending the By-Laws or authorizing the sales of all or substantially all of the assets of the corporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.11 Quorum of Directors.

        All of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than all are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. All acts of the board of directors shall be by unanimous vote or written consent.

3.12 Action by Directors Without a Meeting.

        Any action required or permitted to be taken at a meeting of the directors or of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee as the case may be entitled to vote with respect to the subject matter thereof.

3.13 Executive and Other Committees.

        The board of directors, by resolution adopted by the full board, may designate from among its members an executive committee and one or more other committees. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

        The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the By-Laws of the corporation.

        Any vacancy in the executive committee may be filled by a resolution adopted by the full board of directors.

        The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE 4
NOTICES

4.1   Notices.

        Whenever, under the provision of the statutes or of the charter or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

4.2   Waiver of Notice.

        Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the West Virginia Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, filed with the records of the meeting, whether before or after the time stated therein, shall be deemed equivalent at the giving of such notice.

ARTICLE 5
OFFICERS

5.1   Officers.

        The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors and who shall hold office until their successors are elected and qualified. The board of directors may elect a chairman, additional vice-presidents, and one or more assistant secretaries and assistant treasurers. None of the officers of the corporation need be directors.

5.2   Election.

        The officers shall be elected at the first meeting of the board of directors after each annual meeting. Any two or more offices, except those of president and secretary, may be held by the same person.

5.3   Other Officers.

        The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

5.4   Term; Vacancies.

        The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.5   Chairman.

        The chairman of the board of directors, if one be elected, shall preside at all meetings of the board of directors and he shall have and perform such other duties as from time to time may be assigned to him by the board of directors.

5.6   Vice Chairman.

        The vice chairman of the board of directors, if one be elected, shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors.

5.7   President.

        The president shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the chairman of the board of directors, and shall have general supervision, direction and control of the business of the corporation. Except as the board of directors shall authorize the execution thereof in some manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the secretary or the treasurer or an assistant secretary or an assistant treasurer.

5.8   Vice-President.

        Each vice president shall have such powers and shall perform such duties as shall be assigned to him by the directors

5.9   Treasurer.

        The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, or the president, taking proper vouchers for such disbursements. He shall render to the president and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

5.10 Secretary.

        The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the president, or by the directors, or stockholders, upon whose request the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the president. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the president, and attest the same.

5.11 Assistant Treasurers and Assistant Secretaries.

        Assistant treasurers and assistant secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE 6
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

6.1   Indemnification.

        (a)   The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        (b)   The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d)   Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a unanimous vote of directors who were not parties to such action, suit or proceeding, or (2) if a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or upon behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this article.

        (f)    The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE 7
CERTIFICATES OF STOCK

7.1   Certificates.

        The shares of a corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

        Every certificate representing shares issued by a corporation which is authorized to issue shares of more than one class shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series as far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

        Each certificate representing shares shall state upon the face thereof: that the corporation is organized under the laws of this state; the name of the person to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value

        The signature of the president or vice-president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

        No certificate shall be issued for any share until such share is fully paid.

7.2   Lost Certificates.

        The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

7.3   Transfer of Shares.

        Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

7.4   Closing of Transfer Books.

        For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

7.5   Registered Shareholders.

        The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of West Virginia.

7.6   Voting Record.

        The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

ARTICLE 8
GENERAL PROVISIONS

8.1   Dividends.

        The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.2   Checks.

        All checks or demand for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

8.3   Fiscal Year.

        The fiscal year of the corporation shall be fixed by resolution of the board of directors.

8.4   Seal.

        The board of directors may provide a corporate seal which shall have inscribed thereon the name of the corporation and the words "Corporate Seal, West Virginia."

ARTICLE 9
AMENDMENTS

9.1   Amendments.

        These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the board of directors or by the shareholders at any regular or special meeting.

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Exhibit 3.50.1